Exhibit 99.1

• The partnership reported $63.8 million of net income attributable to the partnership, $78.3 million of net cash provided by operating activities, $77.1 million of adjusted EBITDA attributable to the partnership, and $69.7 million of cash available for distribution.

• Acquisition of additional interests in Zydeco (now 92.5%), Colonial (now 6.0%), and Bengal (now 50.0%) from Shell Pipeline Company.

• Agreement to purchase 2.62% interest in Explorer, introducing a new refined products system to the portfolio.

HOUSTON, August 4, 2016 – Shell Midstream Partners, L.P. (NYSE: SHLX), a growth-oriented mainstream midstream master limited partnership formed by Royal Dutch Shell, plc (RDS), reported net income attributable to the partnership of $63.8 million for the second quarter of 2016, which equated to $0.35 per common limited partner unit. Shell Midstream Partners also generated adjusted earnings before interest, income taxes, depreciation and amortization attributable to the partnership of $77.1 million and cash available for distribution of $69.7 million.
"Shell Midstream Partners delivered another strong quarter of cash flow generation. We are committed to top-tier distribution growth and announced our sixth consecutive quarterly distribution increase, while maintaining surplus coverage and a conservative balance sheet. We continued delivery on our plan and completed our fourth acquisition from Shell, which was highly accretive to cash available for distribution. Additionally, after the quarter end, we agreed to acquire an interest in the Explorer Pipeline, which is an opportunistic acquisition that complements our portfolio," said John Hollowell, CEO.
The Board of Directors of the general partner previously declared a cash distribution of $0.2500 per limited partnership unit for the second quarter of 2016. This distribution represented an increase of 6.4% over the first quarter 2016 distribution and 31.6% increase over the second quarter 2015 distribution.

FINANCIAL HIGHLIGHTS

•	Net income attributable to the partnership was $63.8 million, compared to $55.3 million for the prior quarter.

•	Net cash provided by operating activities was $78.3 million, compared to $72.4 million for the prior quarter.

•
Cash available for distribution was $69.7 million, compared to $59.7 million for the prior quarter, representing a 16.8% increase quarter on quarter. Total cash distribution declared was $49.0 million resulting in a 1.4x coverage ratio, compared to $41.7 million for the prior quarter resulting in a 1.4x coverage ratio.

•	Adjusted EBITDA attributable to the partnership was $77.1 million, compared to $65.5 million for the prior quarter.

•
The partnership acquired an additional 30.0% of Zydeco Pipeline Company, 3.0% of Colonial Pipeline Company, and 1.0% of Bengal Pipeline Company for $700.0 million from Shell Pipeline Company. The acquisition was funded using cash on hand, debt and proceeds from the sale of 10,500,000 common units in a public offering. The partnership also sold 1,575,000 common units pursuant to the underwriters' option to acquire additional units.

•
As of June 30, 2016, there were 109,842,376 common units outstanding, of which 88,367,308 were publicly owned. Shell Pipeline Company, through its ownership of common units, subordinated units and the general partner units, owned 51.2% of the partnership.

•	As of June 30, 2016, the partnership had $168.6 million of consolidated cash and cash equivalents on hand.

•	In July, the partnership agreed to acquire a 2.62% interest in Explorer Pipeline Company. The acquisition is expected to close in late August and be funded with cash on hand.

Cash available for distribution and Adjusted EBITDA are non-GAAP supplemental financial measures. See reconciliation tables later in this press release.

ASSET HIGHLIGHTS

Crude Systems and Related Storage

◦
Zydeco - The partnership saw steady demand to move onshore and offshore crude to key markets in Louisiana. Mainline volumes were 541 kbpd in the current quarter, compared to 559 kbpd in the prior quarter. Other segment volumes were higher following the completion of refinery maintenance.

◦	Lockport - There was as increase in maintenance expense in the current quarter, compared to the prior quarter as maintenance was scheduled to avoid winter weather.

◦
Auger - Volumes were 113 kbpd, lower than the prior quarter of 136 kbpd primarily due to turnaround work at two connecting platforms. Lower revenues primarily due to the end of project cost recovery in the prior quarter.

◦	Mars - Volumes were 398 kbpd compared to 295 kbpd in the prior quarter. Mars benefited from increased production from connecting platforms and delivery of volumes stored in the prior quarter.

◦
Poseidon - Volumes were 275 kbpd, higher than the prior quarter of 250 kbpd due to the receipt of barrels from another pipeline system which was under maintenance as well as the completion of platform work to accommodate future well tie-ins.

Refined Products Systems and Related Storage

◦	Bengal & Colonial - The partnership saw stable performance from both assets.
ABOUT SHELL MIDSTREAM PARTNERS, L.P.
Shell Midstream Partners, headquartered in Houston, Texas, is a fee-based, growth-oriented midstream master limited partnership formed by Royal Dutch Shell to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partners' assets consist of pipelines, crude tank storage and terminal systems that serve as key infrastructure to transport and store onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and to deliver refined products from Gulf Coast markets to major demand centers.
For more information on Shell Midstream Partners and the assets owned by the partnership, please visit www.shellmidstreampartners.com.
FORTHCOMING EVENTS
At 10:30 a.m. CST today, Shell Midstream Partners will hold a webcast to discuss the reported results and provide an update on partnership operations. Interested parties may listen to the conference call on Shell Midstream Partners’ website at www.shellmidstreampartners.com by clicking on the “2016 Second-Quarter Financial Results Webcast” link, found under the "Events and Conferences" section. A replay of the conference call will be available following the live webcast.

Unaudited Summarized Financial Statement Information

	For the Three Months Ended
(in millions of dollars)	June 30, 2016	March 31, 2016
Revenue (1)	$71.1	$76.7
Costs and expenses
Operations and maintenance	17.5	14.8
General and administrative	7.8	7.8
Depreciation, amortization and accretion	5.8	5.9
Property and other taxes	1.9	3.2
Total costs and expenses	33.0	31.7
Operating income	38.1	45.0
Income from equity investments	25.6	23.2
Dividend income from investment	4.6	2.8
Investment and dividend income	30.2	26.0
Interest expense, net	2.0	3.0
Income before income taxes	66.3	68.0
Income tax expense	—	—
Net income	66.3	68.0
Less:
Net income attributable to noncontrolling interests	2.5	12.7
Net income attributable to the Partnership	$63.8	$55.3
Less: general partner's interest in net income attributable to the Partnership	5.0	3.1
Limited Partners' interest in net income attributable to the Partnership	$58.8	$52.2

Net income per Limited Partner Unit – Basic and Diluted (in dollars):
Common	$0.35	$0.36
Subordinated	$0.34	$0.32

Weighted average Limited Partner Units outstanding – Basic and Diluted (in millions):
Common units – public	81.1	63.4
Common units – SPLC	21.5	21.5
Subordinated units – SPLC	67.5	67.5

(1) Deferred revenue for the three months ended June 30, 3016 and March 31, 2016, including the impact of overshipments and expiring credits, was $1.7 million and $3.4 million, respectively.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income
	For the Three Months Ended
(in millions of dollars)	June 30, 2016	March 31, 2016
Net income	$66.3	$68.0
Add:
Depreciation, amortization and accretion	5.8	5.9
Interest expense, net	2.0	3.0
Income tax expense	—	—
Cash distribution received from equity investments – Mars	13.1	9.9
Cash distribution received from equity investments – Bengal	7.1	6.3
Cash distribution received from equity investments – Poseidon	11.3	10.1
Less:
Income from equity investments	25.6	23.2
Adjusted EBITDA	80.0	80.0
Less:
Adjusted EBITDA attributable to noncontrolling interests	2.9	14.5
Adjusted EBITDA attributable to the Partnership	77.1	65.5
Less:
Net interest paid attributable to the Partnership	1.0	2.1
Maintenance capex attributable to the Partnership	6.7	2.7
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	(0.1)	(1.1)
Reimbursements from Parent included in partners' Capital	0.4	0.1
Cash Available for Distribution Attributable to the Partnership	$69.7	$59.7

See "Non-GAAP Financial Measures" later in this press release.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Cash Provided by Operating Activities
	For the Three Months Ended
(in millions of dollars)	June 30, 2016	March 31, 2016
Net cash provided by operating activities	$78.3	$72.4
Add:
Interest expense, net	2.0	3.0
Income tax expense	—	—
Return of investment	3.9	4.1
Less:
Change in deferred revenue	0.1	(1.8)
Amortization of debt interest cost	—	0.1
Change in other assets and liabilities	4.1	1.2
Adjusted EBITDA	80.0	80.0
Less:
Adjusted EBITDA attributable to noncontrolling interests	2.9	14.5
Adjusted EBITDA attributable to the Partnership	77.1	65.5
Less:
Net interest paid attributable to the Partnership	1.0	2.1
Maintenance capex attributable to the Partnership	6.7	2.7
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	(0.1)	(1.1)
Reimbursements from Parent included in partners' Capital	0.4	0.1
Cash Available for Distribution Attributable to the Partnership	$69.7	$59.7

See "Non-GAAP Financial Measures" later in this press release.

Distribution Information

(in millions of dollars, except per-unit and ratio data)	For the Three Months Ended
	June 30, 2016	March 31, 2016
Quarterly distribution declared per unit	$0.2500	$0.2350

Adjusted EBITDA attributable to the Partnership (1)	$77.1	$65.5

Cash available for distribution attributable to the Partnership (1)	$69.7	$59.7

Distribution declared:
Limited Partner units – Common	$27.4	$23.0
Limited Partner units – Subordinated	16.9	15.8
General partner units	4.7	2.9
Total distribution declared	$49.0	$41.7

Coverage ratio (2)	1.4	1.4

(1) Non-GAAP measures. See reconciliation tables earlier in this press release.
(2) Coverage ratio is equal to Cash available for distribution attributable to the partnership divided by Total distribution declared.

Capital Expenditures
(in millions of dollars)	For the Three Months Ended
	June 30, 2016	March 31, 2016
Expansion capital expenditures	$2.0	$1.3
Maintenance capital expenditures	7.1	3.4
Total capital expenditures paid	$9.1	$4.7

Condensed Consolidated Balance Sheet Information
(in millions of dollars)	June 30, 2016	March 31, 2016
Cash and cash equivalents	$168.6	$138.0
Property, plant & equipment	394.4	392.1
Total assets	783.1	752.8
Total related party debt	344.4	47.7
Total equity	392.2	656.6

Pipeline and Terminal Volumes and Revenue per Barrel
	For the Three Months Ended
	June 30, 2016	March 31, 2016
Pipeline throughput (thousands of barrels per day) (1)
Zydeco – Mainlines	541	559
Zydeco – Other segments	509	361
Zydeco total system	1,050	920
Mars total system	398	295
Bengal total system	544	567
Poseidon total system	275	250
Auger total system	113	136

Terminals (2)
Lockport terminaling throughput and storage volumes	196	218

Revenue per barrel ($ per barrel)
Zydeco total system (3)	$0.58	$0.64
Mars total system (3)	1.41	1.78
Bengal total system (3)	0.35	0.33
Auger total system (3)	1.02	1.30
Lockport total system (4)	0.26	0.23

 (1) Pipeline throughput is defined as the volume of delivered barrels.
(2) Terminaling throughput is defined as the volume of delivered barrels and storage is defined as the volume of stored barrels.
(3) Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period. Actual tariffs charged are based on shipping points along the pipeline system, volume and length of contract.
(4) Based on reported revenues from transportation and storage divided by delivered and stored barrels over the same time period. Actual rates are based on contract volume and length.

FORWARD LOOKING STATEMENTS
This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, closing and funding of acquisitions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, August 4, 2016, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by the information in our other filings with the SEC. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

NON-GAAP FINANCIAL MEASURES
This press release includes the terms Adjusted EBITDA and cash available for distribution. We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities. These non-GAAP measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
References in this press release to Adjusted EBITDA refer to net income before income taxes, net interest expense, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, and depreciation, amortization and accretion, plus cash distributed to Shell Midstream Partners, L.P. from equity investments for the applicable period, less income from equity investments. We define Adjusted EBITDA attributable to Shell Midstream Partners as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests. References to cash available for distribution refer to Adjusted EBITDA attributable to Shell Midstream Partners, less maintenance capital expenditures attributable to Shell Midstream Partners, net interest paid, cash reserves and income taxes paid, plus net adjustments from volume deficiency payments attributable to Shell Midstream Partners and certain one-time payments not reflected in net income. Cash available for distribution will not reflect changes in working capital balances.
August 4, 2016

The information in this Report reflects the unaudited consolidated financial position and results of Shell Midstream Partners, L.P.

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